Exhibit 10.2
Description of 2009 Palo Verde Specific Compensation Opportunity for
Randall K. Edington
Consistent with the letter agreement between the Company and Mr. Edington, dated December 20, 2006, the Company adopted the 2009 Palo Verde Specific Compensation Opportunity. Mr. Edington has the opportunity to receive up to $125,000 upon the achievement of performance measures tied to Palo Verde performance improvements as documented by INPO and Nuclear Regulatory Commission findings, and operational performance.